Exhibit 10.1

GAWK INCORPORATED

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

April 10, 2014

GAWK INCORPORATED

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

This Series C Preferred Stock Purchase Agreement (the “Agreement”) is made as of the 10th day of April, 2014 by and between GAWK INCORPORATED, a Nevada corporation (the “Company”), and Doyle Knudson, an individual residing at 8923 N. Martingale Road, Paradise Valley, AZ 85253 (the “Purchaser”).

The parties hereby agree as follows:

1.             Purchase and Sale of Preferred Stock.

1.1           Sale and Issuance of Series C Preferred Stock.  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing seven (7) shares of Series C Preferred Stock at a purchase price of $471,428.57 per share with an aggregate purchase price of $3,300,000.  The shares of Series C Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the “Stock.”

1.2           Closing; Delivery.  The purchase and sale of the Stock shall be deemed to take place at the offices of the Company at 5300 Melrose Ave., Suite 42, Los Angeles, CA 90038, on the date hereof, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(a)           At or within ten business days of the Closing, the Company shall deliver to the Purchaser a certificate representing the Stock being purchased and the Purchaser shall deliver payment of the purchase price therefor by check payable to the Company or by wire transfer to the Company’s bank account.

2.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser as follows:

2.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

2.2           Capitalization.  The authorized, issued and outstanding capital of the Company is as set forth in the Company's latest public filings available at www.sec.gov (the "SEC Reports") and the authorized capital of the Company consists, immediately prior to the Closing, of 750,000,000 authorized shares, of which 650,000,000 shares are common stock, $.001 par value per share (the "Common Stock"), and 100,000,000 shares are preferred stock, $.001 par value per share, of which 50,000,000 have been designated Series B Preferred Stock and 100 shares are have been designated as Series C Preferred Stock.  Immediately prior to Closing: approximately 152,000,000 shares of Common Stock are issued and outstanding; approximately 410,000 shares of Series B Preferred Stock are issued and outstanding; and approximately 38 shares of Series C Preferred Stock are issued and outstanding. Except for the foregoing and as disclosed in the SEC Reports, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

2.3           Subsidiaries.  The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

2.4           Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Stock and the Common Stock issuable upon conversion of the Stock (together, the “Securities”) has been taken or will be taken and ratified within five business days of the Closing, and when executed and delivered by the Company, this Agreement shall constitute valid and legally binding obligations of the Company within five business days of the Closing, enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5           Valid Issuance of Securities.  The Stock that is being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.  Based in part upon the representations of the Purchaser in this Agreement and subject to the provisions of Section 2.6 below, the Stock will be issued in compliance with all applicable federal and state securities laws.  The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Articles of Incorporation of the Company, as amended (the "Restated Articles"), shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

2.6           Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”) and any applicable state securities laws and the rules and regulations promulgated thereunder.

2.7           Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.

2.8           Intellectual Property.

(a)           The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights (collectively, the “Proprietary Assets”) and processes necessary for its business as now conducted and as proposed to be conducted without, to the Company's knowledge, any conflict with or infringement of, the rights of others.  The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate in any material respect any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.

(b)           The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business.  Neither the execution or delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

2.9           Compliance with Other Instruments.

(a)           The Company is not in violation or default of any provisions of its Restated Articles or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to the Company.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

(b)           To the Company's knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company’s loss of any right granted under any license, distribution agreement or other agreement.

2.10         Agreements; Action.

(a)           Except as disclosed in the SEC Reports, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

(b)           The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles or Bylaws, that adversely affects its business, its properties or its financial condition.

(c)           The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any entities regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

2.11         Disclosure.  The Company has fully provided or made available to the Purchaser with all the information that the Purchaser has requested for deciding whether to acquire the Stock and all information that the Company believes is reasonably necessary to enable the Purchaser to make such a decision. No representation or warranty of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.12         Title to Property and Assets.  Except as disclosed in the SEC Reports, the Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.13         Absence of Certain Changes.  Since the date of the last financial information filed as part of the SEC Reports, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, and the Company has not (i) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (ii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iii) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; or (iv) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business.

2.14         Dilution.  The number of shares of the Company's Common Stock issuable upon conversion of the Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Stock.  The Company's executive officers and directors have studied and fully understand the nature of the Stock being sold hereby and recognize that they have a potential dilutive effect.  The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue shares of Common Stock upon conversion of the Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every Notice to Convert (as defined in the Certificate of Designation for the Series C Preferred Stock) relating to the conversion of the Stock unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so or unless the Company does not have sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the shares of Common Stock upon conversion of the Stock, in which case the Company will undertake all reasonable actions to increase the authorized capital of the Company as soon as practicable.

2.15         No Brokers or Finders.  No agent, broker investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any agreement, action or commitment of the Company to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

2.16         SEC Reports.  The Company has filed all SEC Reports (reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof), for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.17         Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to adversely affects its business, its properties or its financial condition, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the Company's knowledge, there is no basis for any such claim.

3.             Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company that:

3.1           Authorization.  The Purchaser has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2           Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Stock.

3.3           Disclosure of Information.  The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company’s management and has had an opportunity to review the Company’s facilities and all material documents of the Company.  The Purchaser understands that such discussions, as well as any other written information delivered by the Company to the Purchaser, were intended to describe the aspects of the Company’s business which it believes to be material. Notwithstanding the foregoing, the Purchaser acknowledges that all representations and warranties with respect to the Company and its business are solely set forth and integrated into this Agreement.

3.4           Restricted Securities.  The Purchaser understands that the Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the shares of Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Stock indefinitely unless it is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Stock or the Common Stock upon conversion of the Stock for resale.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock or the Common Stock upon conversion of the Stock, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation to and may not be able to satisfy.

3.5           No Public Market.  The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Stock.  The Purchaser understands that even after converting the Stock into shares of Common Stock, that such Common Stock is very thinly traded on the Over-the-Counter Market under symbol GAWK, and that it may be impossible for the Purchaser to ever sell such Common Stock.

3.6           Penny Stock.  The Purchaser understands that The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The Purchaser is also aware that the Company's Common Stock is presently subject to these regulations which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors as defined by Rule 501(a) of Regulation D under the Securities Act which may include the following, unless the transaction is exempt from such rules: (i) the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase; (ii) the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the “penny stock” market; (iii) the broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market; and (iv) monthly statements must be sent disclosing recent price information for the “penny stock” held in the account and information on the limited market in “penny stocks”.  The Purchaser is aware that if applicable, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's Common Stock and may negatively affect the ability of the Purchaser to sell the Common Stock.

3.7           High Risk.  The Purchaser understands that an investment in the Securities involves a high degree of risk.

3.8           Legends.  The Purchaser understands that the Stock, and any securities issued in respect of, upon conversion of or in exchange for the Stock, may bear one or all of the following legends:

(a)           “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)           Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.9           Accredited Investor.  The Purchaser, at the time the Purchaser was offered the Stock, was, and as of the date hereof and the Closing, is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.10         Experience of the Purchaser.  The Purchaser, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Stock, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Stock and, at the present time, is able to afford a complete loss of such investment.

3.11         No General Solicitation.  The Purchaser acknowledges that neither the Company, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in any newspaper, magazine, the world wide web or similar media or broadcast over television or radio in connection with the offer and sale of the Stock.

3.12         No Recommendation or Endorsement.  The Purchaser acknowledges that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

4.             Conditions of the Purchaser's Obligations at Closing.  The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1           Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2           Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.             Conditions of the Company’s Obligations at Closing.  The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1           Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2           Performance.  All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

6.             Additional Covenants and Agreements of the Company.

6.1           Board Representation.  Upon Closing, the Company’s Board of Directors shall consist of at least two members and the Company shall, if requested by the Purchaser, subject to approval by the Company’s Board of Directors (which approval shall not be unreasonably withheld), appoint Purchaser to the Board of Directors of the Company.  Thereafter, in the sole discretion of a majority of the Company's Board of Directors, the Company or the Board of Directors may recommend that the shareholders of the Company continue to elect the Purchaser as a member of its Board of Directors.

6.2           Executive Producer Credit.  After Closing and for so long as the Purchaser owns at least one share of Series C Preferred Stock or at least five percent (5%) of the Company's outstanding Common Stock, the Purchaser shall receive executive producer credit and reasonable executive producer fees in an amount to be determined by the parties in good faith in association with the production of all new original content produced by the Company.

6.3           Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, to the Company's reasonable expectation, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue such Common Stock upon conversion of the Stock pursuant to this Agreement.  In the event the Company does not have sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the shares of Common Stock upon conversion of the Stock, the Company will undertake all reasonable actions to increase the authorized capital of the Company as soon as practicable.

7.             Miscellaneous.

7.1           Survival of Warranties.  Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

7.2           Transfer; Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

7.4           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

7.5           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or when sent by electronic mail or fax if such electronic mail or fax is sent during normal business hours, and if not sent during normal business hours, then on the recepients's next business day, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice.

7.7           Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of his representatives is responsible.  The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.8           Attorney’s Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.9           Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company the Purchaser or his successors or assigns.  Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon the Purchaser and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

7.10         Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

7.11         Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.12         Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

7.13         Indemnification. Except in the case of gross negligence, willful misconduct or fraud on the part of the Purchaser or a breach of a representation, warranty or covenant herein set forth by the Purchaser, the Company shall indemnify and hold the Purchaser and his agents, attorneys, consultants and affiliates harmless from and against any and all claims, damages, liabilities and expenses (including without limitation, reasonable fees and disbursements of counsel) incurred by or asserted in connection with or arising out of any investigation, litigation, proceeding or other action relating to the transactions contemplated hereby.

[Signature Pages Follow]

The parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

GAWK INCORPORATED

By: /s/ Mars Callahan

Name: Mars Callahan

Title: President and CEO

Address: 5300 Melrose Ave., Suite 42
Los Angeles, CA 90038

Phone: 1-888-754-6190

Fax:

Electronic Mail Address: mc@gawkinc.com

PURCHASER:

/s/ Doyle Knudson
Doyle Knudson, an individual

Address: 8923 N. Martingale Rd.,
Paradise Valley, AZ 85253

Fax:

Electronic Mail Address:

SIGNATURE PAGE TO PURCHASE AGREEMENT